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Exhibit 99.2

        AMEREN ENERGY GENERATING COMPANY

Instruction to Registered Holder and/or Depository
Trust Company Participant from Beneficial Owner for

Offer to Exchange
$300,000,000
Registered 7.00% Senior Notes, Series H due 2018
for any and all
Unregistered 7.00% Senior Notes, Series G due 2018

Pursuant to the Prospectus dated                                    , 2008

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON                       , 2008, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                       , 2008.

        To Registered Holder and/or Depository Trust Company Participant:

        The undersigned hereby acknowledges receipt of the Prospectus dated                       , 2008 (the "Prospectus") of Ameren Energy Generating Company, an Illinois corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its registered 7.00% Senior Notes, Series H due 2018 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of its outstanding unregistered 7.00% Senior Notes, Series G due 2018 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, the beneficial owner of such Outstanding Notes.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$	of the unregistered 7.00% Senior Notes, Series G due 2018.

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  ☐
  To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)):

$	of the unregistered 7.00% Senior Notes, Series G due 2018.
  ☐
  NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) you are not an "affiliate" of the Company as defined in Rule 405 of the Securities Act; (ii) you are not a broker-dealer tendering Outstanding Notes acquired directly from the Company for its own account; (iii) any Exchange Notes you receive will be acquired in the ordinary course of business; and (iv) you have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the Exchange Notes. If you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired for your own account as a result of market-making activities or other trading activities, you acknowledge that you will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; provided that by so acknowledging and by delivering a Prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer.

SIGN HERE
NAME(S) OF BENEFICIAL OWNER(S)
SIGNATURE(S)
NAME(S) (PLEASE PRINT)

ADDRESS
TELEPHONE NUMBER
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER
DATE

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  Exhibit 99.2